Exhibit 23.5

                         Consent of Airclaims Limited


                                    E-23.5

                                                   AIRCLAIMS [GRAPHIC OMITTED]

                                                       Exhibit 23.5


                         CONSENT OF AIRCLAIMS LIMITED


We hereby consent to the incorporation by reference in this Registration Statement of Morgan Stanley on Form S-8 of the references to us appearing in
Note 19 to Morgan Stanley's consolidated financial statements included in Item 8 of Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and Note 14 to Morgan Stanley's condensed consolidated financial statements included in Part I, Item 1 of Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended May 31, 2003.



AIRCLAIMS LIMITED



   /s/ Edward Pieniazek
------------------------------------------------------
Name:  Edward Pieniazek
Title:  Director, Consultancy & Information Services


August 26, 2003

[GRAPHIC OMITTED]
                                       Airclaims Limited
              Cardinal Point, Newall Road, Heathrow Airport, London TW6 2AS Telephone (44) 020 8897 1066 Facsimile (44) 20 8897 0300 Telex 934679
                                      http://www.airclaims.co.uk
            Registered Head Office as above. Registered in England No. 710284.
                                      VAT Reg. No. GB 224 1906 87